Filed Pursuant to Rule 433

Registration No. 333-264388

Dated February 15, 2023

Trade Leveraged Energy ETNs. Trade Bull/Bear Energy Stocks.

Bullish Energy Stocks? Trade Bull Energy Stocks. $WTIU
Trade 3x Energy Index with $WTIU. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

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Bullish Energy Stocks? Trade $WTIU ETNs. +3X US Energy Index.

Trade Bull Energy Stocks. $WTIU
Trade 3x Energy Index with $WTIU. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Bearish Energy Stocks? $WTID -3x Energy ETN. -3X US Energy Index.

Trade Bear Energy Stocks. $WTID
Trade -3x Energy Index with $WTID. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

MicroSectors Energy Index. Trade 3x & -3x Energy ETNs. Leveraged & Inverse Energy.

Trade Bull/Bear Energy Stocks. $WTIU & $WTID
Trade Energy Stocks with Leverage. $WTIU $WTID. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Leveraged Energy ETNs $WTIU. Daily 3x Bull Energy ETN. $WTIU Leverage Energy.

Trade Bull Energy Stocks. $WTIU
Trade 3x Energy Stocks. $WTIU. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Trade Leveraged Energy Stocks. $WTIU 3X US Energy Index. Bull Energy Stocks.

Trade Bull Energy Stocks. $WTIU.
Trade 3x Energy Stocks. $WTIU. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of REX Shares, LLC.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectorsTM Energy Index, an equity index linked to stock prices of highly liquid companies that are domiciled and listed in the U.S. and that operate in the energy and oil sector. The ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, a prospectus supplement and a prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Frame 1 Image appears first and text slides in from left sideFrame 2 green drilling equopment overlay fades in old text slides right and new text slides in from left sideFrame 3 New images fades in text slides in from left sideFrame 4 green gas handle overlay fades in old text slides right and new text slides in from left sideFrame 5 New images fades in text slides in from left sideFrame 6 green chart overlay fades in old text slides right and new text slides in from left sideFrame 7 image fades out logo zooms inFrame 8 by Rexshares slides in Button pops in after by Rexshares1.Now trading: +/-3X Big Energy stocks 2.Energy trading energized. 3X BIG ENERGY 3.Trade energized. +/-3X BIG OIL ETNs 4.Target your trading power. +/-3X BIG OIL 1.Zero in with concentrated exposure. +/-3X leveraged $WTIU $WTID exchange traded notes. 2.$WTIU $WTID 3X leveraged exchange traded notes. Get precise access to the energy sector. 3.Trade with precise, sector-specific access and triple leverage.